UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2018

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2018 Annual Meeting of Stockholders of Mateon Therapeutics, Inc. (the “Company”) held on June 20, 2018 (the “Annual Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”), which included an increase in the shares reserved thereunder from 4,725,781 shares to 7,250,000 shares. The Amended and Restated Equity Incentive Plan provides for stock awards to eligible employees, directors and consultants and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On June 18, 2018, the Company’s Compensation Committee and Board of Directors reviewed the compensation of the Company’s management and determined, as recommended by the Company’s management, that the current cash levels of the Company warrant the continuation of 50% salary reductions implemented in October 2017. Also, as recommended by the Company’s management, the Company’s Compensation Committee and Board of Directors determined that members of the Board of Directors would continue to waive the cash portion of their compensation. Following their compensation review and with consideration given to the reduced salaries, the Company’s Compensation Committee and Board of Directors reserved and set aside shares of the Company’s common stock for the future issuance of certain stock options to the Company’s management, contingent on stockholder approval of the Amended and Restated Equity Incentive Plan at the Annual Meeting. These stock options were issued on June 20, 2018, after the Amended and Restated Equity Incentive Plan was approved at the Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Of the 41,419,934 shares of the Company’s common stock entitled to vote at the Annual Meeting, 33,838,333 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results for each proposal considered at the Annual Meeting are presented below, and each proposal is described in further detail below and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2018.

Proposal 1

The Company’s stockholders elected the five individuals listed below as members of the Company’s Board of Directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
David J. Chaplin, Ph.D.	17,999,945	3,813,319	12,025,069
Simon C. Pedder, Ph.D.	18,094,399	3,718,865	12,025,069
Donald R. Reynolds	18,094,332	3,718,932	12,025,069
Bobby W. Sandage Jr., Ph.D.	18,089,389	3,723,875	12,025,069
William D. Schwieterman, M.D.	17,986,392	3,826,872	12,025,069

Proposal 2

The Company’s stockholders approved the Amended and Restated Equity Incentive Plan, which includes an increase in the number of shares available for the grant of awards from 4,725,781 shares to 7,250,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,456,959	4,328,247	28,058	12,025,069

Proposal 3

The Company’s stockholders approved a proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 70,000,000 to 150,000,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
24,541,456	9,209,326	87,551	0

Proposal 4

The Company’s stockholders approved and ratified the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,306,453	6,187,887	1,343,993	0

To the extent required by Item 5.07 of Form 8-K, the disclosures in Item 5.02 are hereby incorporated by reference.

Item 9.01	Exhibits.

(d) Exhibit.

Incorporated by Reference
Exhibit Number	Description	Form	Filing Date	Exhibit Number

10.1	Amended and Restated Mateon Therapeutics, Inc. 2015 Equity Incentive Plan.	Definitive Proxy Statement on Schedule 14A	5/7/2018	Appendix A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: June 22, 2018	By:	/s/ Matthew M. Loar
Matthew M. Loar
Chief Financial Officer